                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT made and entered into as of the 1st day of August, 1997, between AMERICAN BUILDERS & CONTRACTORS SUPPLY CO., INC., a Delaware corporation (hereinafter referred to as "Employer"), and JEFFREY W. STENTZ, a resident of Middleton, Wisconsin (hereinafter referred to as "Employee").

     1. Employment. Employer hereby agrees to employ Employee and Employee hereby agrees to serve as Employer's Director of Acquisitions on the conditions, covenants, and terms set forth herein. Employer shall assign duties to Employee from time to time with respect to Employer's business. Employee agrees to serve and render such services to Employer as may be prescribed from time to time by the Employer's President, Chief Executive Officer, Chief Operating Officer, Board of Directors or its other designated officers. Employee further agrees that during the term of this Agreement, he will serve Employer faithfully, diligently, and to the best of his ability, and shall devote his best efforts, attention, energy, and skill to the performance of the duties assigned to him and to promote and further the interests of Employer.

     2. Term of Employment. The term of employment shall commence on the date of the execution of this Agreement and shall continue for a period of five (5) years except as otherwise provided in paragraph 7 hereof (the "Initial Employment Term"). The Initial Employment Term may be renewed from month to month after five (5) years from the date hereof ("Renewal Employment Term"). The Initial Employment Term and any Renewal Employment Term are together referred to as "Employment Term".

     3.     Compensation and Benefits.

     (a) Salary. As compensation for the services to be rendered by Employee to Employer hereunder and in consideration for the Restrictive Covenants set forth in paragraph 6 hereof, Employer shall pay Employee an annual base salary of One Hundred Twenty-Five Thousand Dollars ($125,000), payable in appropriate installments to conform with the regular payroll dates for salaried personnel of Employer. The base salary of Employee may be adjusted from time to time by Employer, in Employer's sole discretion, so long as the annual base salary will not be less than One Hundred Twenty-Five Thousand Dollars ($125,000).

        (b) Travel and Other Expenses. Employee shall also be entitled to reimbursement for all reasonable and necessary travel and other expenses incurred by him in connection with his rendering of services to Employer hereunder in accordance with Employer's personnel policies in effect from time to time.

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     (c)     Benefits.   Employee shall receive a bonus in the amount of Fifty
Thousand Dollars ($50,000) for services rendered to Employer during calendar
year 1997, which bonus shall be payable on or before April 1, 1998.   The
bonus shall be deemed to be earned if Employee is employed by Employer on December 31, 1997. From time to time during the Employment Term, Employer may award Employee such other bonuses, if any, as Employer deems appropriate, in its sole discretion. Employee shall be entitled to participate in all pension and profit sharing programs, medical insurance programs, life insurance programs, and other employee benefit programs, if any, as may from time to time be applicable to other employees of the Employer as determined and approved by Employer.

     (d) Vacations. Employee shall be entitled to vacations in accordance with Employer's personnel policies in effect from time to time.

     4. Other Activities. During the Employment Term, Employee shall devote substantially all of his working time and efforts to the business and affairs of Employer and to the duties and responsibilities assigned to him pursuant to this Agreement. Employee may devote a reasonable amount of his time to civic, community or charitable activities. Subject to the restrictions contained in paragraph 6 hereof, Employee may invest his assets in such manner as will not require any substantial services by Employee in the conduct of the business or affairs of the entities or in the management of the assets in which such investments are made. Employee shall fully inform Employer of all such businesses and managements in which Employee actively engages during the Employment Term.

     5.     Intellectual Property and Confidential Information.

     (a) Intellectual Property. During the Employment Term, Employee will disclose to Employer all ideas, inventions and business plans developed by him during such period which relate directly or indirectly to the business of Employer, including without limitation any process, operation, product or improvement which may be patentable or unpatentable, copyrightable or not copyrightable (collectively, "Intellectual Property"). Employee agrees that such will be the property of Employer and that he will at Employer's request and cost do whatever is necessary to secure the rights thereto by patent, copyright or otherwise to Employer.

     (b) Confidential Information. In the course of Employee's employment, Employee will be provided with or may create certain information, technical data and know-how regarding the business of Employer, its customers, pricing, cost of goods, plans and its products, including, but not limited to, information relating to Employer's existing or contemplated businesses, employees, vendors, customer identity and

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requirements, customer lists, business plans, sales, financials, products
(quantities, vendor and customer prices, profit margins, discounts, rebates, refunds and credits), technology, manufacturing techniques, engineering processes, product formulae, marketing and promotion plans and methods, technical service expertise and distribution activities, all of which is confidential (such information, together with the Intellectual Property is hereinafter referred to as "Confidential Information"). Employee shall receive, hold and treat all Confidential Information as confidential and secret and shall protect the secrecy of said Confidential Information. Employee shall disclose the Confidential Information only to such persons who are required to have such knowledge in connection with their work for Employer. Such Confidential Information shall not be disclosed to others without the prior written consent of the Employer. The following shall not be Confidential Information and the provisions of this subparagraphs shall not be applicable to: (i) information which at the time of disclosure to Employee is a matter of public knowledge; (ii) information which, after disclosure, becomes public knowledge other than through a breach of the Agreement, any other confidentiality or trade-secret agreement or violation of any trade secret or confidential relationships between Employer and any third party; and
(iii) information which Employee reasonably determines may be necessary or appropriate to disclose in order to effectively discharge his duties to Employer. Employee shall not use such Confidential Information for his own use or for the use of anyone other than Employer. At such time as Employee shall cease to be employed by the Employer, the Employee will surrender to the Employer all papers, documents, writings, computer disks, photographs, and other property provided by him or coming into his possession by or through Employee's employment and relating to the Confidential Information (including all copies and reproductions thereof), and Employee agrees that all such Confidential Information and the materials containing such Confidential Information will at all times remain the property of the Employer. Employee shall return to Employer either before or immediately upon the Employee's termination of employment with Employer any and all written information, materials, or equipment (including computer disks) and any other documents, equipment, and materials of any other kind relating in any way to Employer's business in Employee's possession, custody, or control, whether confidential or not, including any and all copies or reproductions thereof which may have been made by or for Employee.

     Employee understands and agrees that in the event Employee is in doubt, or should reasonably be in doubt, regarding whether or not certain information is Intellectual Property or Confidential Information, Employee shall obtain the written approval of Employer's Board of Directors prior to any disclosure. In the event Employee's employment has been terminated, Employee shall obtain the written approval of Employer's general counsel (as designated by Employers's Board of Directors) prior to any disclosure if Employee is or should be in such doubt. A failure to obtain consent in a case where Employee is or should be in doubt regarding the nature of the information

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without obtaining prior approval shall constitute a breach of this Agreement.

     6.     Termination.

     (a) Termination for Cause. Employer shall have the right at any time, by written notice to Employee, to terminate the Employment Term forthwith and to discharge Employee for cause if any one of the following events shall occur during the Employment Term:

             (i) Employee's conviction in a court of law of a felony, or of any crime or offense involving misuse or misappropriation of money or other property; or

             (ii) Employee's continued, repeated failure or refusal to perform specific directives of the Board of Directors of Employer, which directives are consistent with the scope and nature of Employee's duties and responsibilities, and which are not remedied by Employee within ten (10) days after notice; or

            (iii) The commission of any intentional tort by Employee against Employer, Employer's other employees or Employer's customers, or arising in connection with Employee's duties and responsibilities hereunder; or

             (iv) A breach by Employee of any of the covenants set forth in paragraph 5 hereof; or the repeated breach by Employee of any term, condition or provision of any employee manual, memorandum, notice or other instruction as may be provided by Employer to its employees from time to time; or the repeated breach by Employee of any other material term of this Agreement; or

              (v) Any act of dishonesty by Employee which adversely affects the business of Employer; or

             (vi) Employee's termination of his employment with Employer prior to the end of the Employment Term.

        In the event of termination for cause as set forth in this paragraph 6(a), or upon violation of any of the obligations and restrictive covenants set forth in paragraph 5 hereof, whether before or after termination of employment, Employee shall have no further rights under this Agreement of any kind. Nothing herein shall be deemed to limit any other rights and remedies Employer may have against Employee.

     (b) Termination for Death. In the event of the death of Employee, the Employment Term shall thereupon terminate and be of no further force or effect.

     (c) Termination for Disability. In the event that, by reason of physical or mental illness continuing for a period of twelve (12) consecutive weeks in any consecutive twelve (12) month period, Employee has been substantially unable, with reasonable accommodation, to perform the essential functions of the Director of Acquisitions,

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Employer may, on ten (10) days prior written notice to Employee, terminate the
Employment Term. Employee's obligations under paragraph 5 shall survive the Termination for Disability.

     (d) Termination Without Cause. Employer or Employee may terminate the Employment Term at any time without cause by giving the other party notice in writing at least thirty (30) days prior to the effective date of Employee's termination.

     (e) Severance Pay. In the event (i) the Initial Employment Term expires and is not renewed by Employer or (ii) Employer terminates the Initial Employment Term without cause or (iii) there is a Change of Control of Employer (which is defined as 51% or more of the capital stock of Employer is held by any person or entity other than Kenneth A. Hendricks or Diane M. Hendricks) and Employee elects in writing to terminate this Agreement within sixty (60) days of the effective date of the Change of Control, then Employer shall pay Employee an amount equal to his then current base salary for one year ("Severance Pay"), which sum shall be payable on the effective date of termination of Employee's employment. Employee's obligations under paragraph 5 and 7 shall survive the termination without cause (whether employment is terminated by Employer or Employee); provided, however, Employee's obligations under Paragraph 7(b) shall not survive if (i) the Initial Employment Term expires and is not renewed by Employer or (ii) Employee terminates the Initial Employment Term pursuant to paragraph 6(d) due to a Change of Control.

     7.     Restrictive Covenants.

     (a) Covenant Not To Compete During Employment Term. During the Employment Term (as renewed), Employee shall not directly or indirectly finance, own, manage, operate, control, or participate in the financing, ownership, management, operation or control of, or be employed by or act as an officer, director, agent, representative, advisor, consultant, partner or investor, or be connected with in any other manner, any business of the type and character engaged in or competitive with that conducted by Employer. For these purposes, Employee's ownership of securities of a public company not in excess of one percent (1%) of any class of such securities shall not be considered to be in competition with Employer.

     (b) Covenant Not to Compete After Employment. Employee agrees that, for a period beginning at the end of the Initial Employment Term or the earlier termination thereof for any reason and ending one (1) calendar year from the effective of such expiration or termination ("Non-Compete Period"), Employee will not directly or indirectly in any place within the United States ("Non-Compete Area") finance, own, manage, advise, consult, operate, control, or participate in the financing, ownership,

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management, consultation, operation or control of, or be employed by or act as an officer, director, agent, representative, advisor, consultant, partner or investor, or be connected in any manner with any business which engages in the distribution of roofing or siding products to contractors or which offers advice regarding mergers, acquisitions and finance to any business engaged in the distribution of roofing or siding products to contractors (together "Competing Business"). During the Non-Compete Period, Employee will not employ or attempt to employ any individual then employed by Employer during the Non-Compete Period. In consideration for Employee's covenants and obligations under this paragraph 7, Employer agrees to employ Employee and pay Employee the base salary, and the Severance Pay if the conditions set forth in paragraph 7(e) are fulfilled. In the event of a Change of Control, Employee may terminate the covenants contained in this paragraph 7(b) if (i) Employee gives written notice of his election to Employer within ten (10) days of the Change of Control and (ii) Employees waives his rights to Severance Pay and returns any Severance Pay received.

     (c) Other Covenants. In view of the fact that the services to be rendered by Employee on behalf of Employer are of a special and unique character, Employee agrees that while he is employed by Employer and during the Non-Compete Period, he shall not, directly or indirectly, either on his own behalf or on behalf of any other person, firm, partnership, corporation, limited liability company or other entity, without the prior written consent of Employer:

              (i) Attempt in any manner to persuade any client of Employer to cease to do business or to reduce the amount of business which any client has customarily done or contemplates doing with Employer; or

             (ii) Employ or attempt to employ any person who is then in Employer's employment or was in Employer's employment within ninety
        (90) days immediately prior to the effective date of Employee's termination; or

            (iii) Solicit or attempt to solicit business of any client of Employer (unless such solicitations are rendered as an employee of Employer) or render services (other than on behalf of Employer) for any such client which are competitive with those services which Employer performed for such client within ninety (90) days of the end of the Employment Term.

             (iv) As used in this paragraph 7(b), the term "client" shall include anyone who is then a client or customer of Employer and anyone who was a client or customer at any time during the one year period immediately preceding the end of the Employment Term, as well as prospective clients or customers with whom Employer has been negotiating to become a client or customer within a one year period immediately preceding the end of the Employment Term.

Employee acknowledges and agrees that these restrictions are reasonable in light of the

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nature and scope of Employee's position, duties and responsibilities with
Employer, and the restrictions set forth in this paragraph 7 are necessary to protect the legitimate business interests of Employer.

     (d) Enforcement to Extent Lawfully Possible. If any of the covenants or terms contained paragraphs 5 or 7 are held to be unenforceable because of the duration of such covenant, the area covered thereby or for any other perceived overinclusiveness, the parties agree that the duration of such provision, the area covered thereby, or such other perceived overinclusiveness shall be reduced to the maximum scope permitted by law, and, in its reduced form, shall be enforceable.

     8. Injunctive and Other Relief. The parties hereto recognize that the services to be rendered under this Agreement by Employee to Employer are special, unique and of extraordinary character, that maintaining the confidential nature of the Confidential Information possessed and to be possessed by Employee is crucial to the success of Employer's business and that any breach by Employee of the provisions of paragraphs 5 or 7 of this Agreement may cause irreparable damage to Employer for which damages at law will be inadequate. Therefore, in the event of any breach or threatened breach by Employee of the provisions of paragraphs 5 or 7 of this Agreement, then, in addition to any other remedy that may be available to it, Employer shall be entitled to injunctive relief without the necessity of proving actual damages and without posting bond or other security, as well as to an equitable accounting of all earnings, profits and other benefits arising out of a breach of paragraphs 5 or 7. Employee also expressly agrees to indemnify and hold Employer harmless from all losses, damages, costs, expenses and liabilities, including attorney's fees, incurred as a result of any breach by Employee of this Agreement. In the event of any legal action by either Employer or Employee to enforce this Agreement, if the party bringing such action prevails (as determined by the adjudicator), such party shall be entitled to recover from the other party its reasonable costs and expenses (including attorney's fees); provided, however, nothing herein shall require the adjudicator to determine that any party is the prevailing party.

     9. Severability of Provisions. If any of the provisions of this Agreement shall be held invalid or unenforceable, the remainder of the provisions of this Agreement shall not be affected thereby and shall be given full effect, without regard to the invalid portions.

     10. Assignment. This Agreement is a personal contract and, except as specifically set forth herein, the rights and interests of Employee herein may not be sold, transferred, assigned, pledged or hypothecated. The rights and benefits of Employer under this Agreement shall be transferrable by Employer, and all the covenants and agreements of Employee hereunder shall inure to the benefit of and be enforceable by

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Employer's successors and assigns.  The obligations of Employee hereunder are binding upon Employee and Employee's heirs, successors, assigns, and legal representatives.

     11. Entire Agreement; Prior Agreements; Changes; Governing Law and Captions. This Agreement contains the entire agreement between the parties, superseding all prior understandings, arrangements and agreements, whether oral or written, relating to Employee's employment by Employer and all other subjects addressed herein. It may only be changed, amended, modified, waived, or discharged in written agreement signed by the party against whom enforcement of any waiver, change, addition, modification or discharge is sought and, in the case where Employer is sought to be bound, must be approved in writing by the Board of Directors or designated officers of Employer prior to such signed writing. The waiver or discharge of any provision of this Agreement shall only be effective in the specific instance and for the specific purpose for which it was given. This Agreement shall be interpreted, governed by and construed in accordance with the substantive laws of the State of Wisconsin, without regard to its choice of laws rules. Paragraph headings are for convenience of reference only and shall not be considered a part of this Agreement.

     12. Notices. Except as expressly set forth herein, any notices or other communications required or permitted hereunder shall be in writing and shall be deemed effective when delivered in Employer's case to Kenneth A. Hendricks, in person, or by telex or telecopier or, if mailed in the United States, then three days after deposited in the mails, postage prepaid, in the case of Employee addressed to him at:

               Jeff Stentz
               7520 Oak Circle Drive
               Middleton, WI 53562

and in the case of Employer, addressed to it at:

               Kenneth A. Hendricks
               ABC Supply Co., Inc.
               One ABC Parkway
               Beloit, Wisconsin  53511

with copies sent to:

               Karl W. Leo, Esquire
               Leo and Associates
               200 Randolph Avenue, Suite 200
               Huntsville, Alabama  35801

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or such other address(es) as shall have been specified in writing by either party to the other in like manner.

     13. Legal Representation. Employee acknowledges that he has been represented, or has had the opportunity to be represented by counsel, and Employee further acknowledges that Employer and its counsel have made no representation to or given Employee any legal advise regarding this Agreement.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


EMPLOYER:

AMERICAN BUILDERS & CONTRACTORS SUPPLY CO., INC.

/s/ KENNETH A. HENDRICKS
----------------------------------
Kenneth A. Hendricks, President

EMPLOYEE:

/s/ JEFFREY W. STENTZ
----------------------------------
JEFFREY W. STENTZ

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STATE OF WISCONSIN     )
                       ) ss.
COUNTY OF ROCK         )

     I, the undersigned, in and for said county and state, hereby certify that Kenneth A. Hendricks, who as President of American Builders & Contractors Supply Co., Inc. is signed to the foregoing Employment Agreement and who is known to me, acknowledged before me that he, as such authorized agent and with full authority, executed the same voluntarily for and as the act of said corporation.

     Sworn to and subscribed before me this 23rd day of September, 1997.


                              /s/ TAMMY L. HESS
                              ---------------------------------------
                              Notary Public

(SEAL)                         My commission expires: August 23, 1998
                                                      ---------------


STATE OF WISCONSIN )
                   ) ss.
COUNTY OF ROCK     )


     I, the undersigned, in and for said county and state, hereby certify that JEFFREY W. STENTZ, whose name is signed to the foregoing Employment Agreement and who is known to me, acknowledged before me that he, being informed of the contents of said Employment Agreement, executed the same voluntarily.

     Sworn to and subscribed before me this 23rd day of September, 1997.



                              /s/ TAMMY L. HESS
                              ---------------------------------------
                              Notary Public

(SEAL)                         My commission expires: August 23, 1998
                                                      ---------------

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